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                                                                    EXHIBIT 4.38

                                                     September 16,1997

                         COMPLETE WELLNESS CENTERS, INC.

                          COMMON STOCK PURCHASE WARRANT

       In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by COMPLETE WELLNESS CENTERS, INC. (the "Company"), The Equity Group (the "Holder") is hereby granted the right to purchase at any time from the date hereof until 5:00 P.M., New York City time, on September 15, 2002 (the "Expiration Date"), 10,000 fully paid and non-assessable shares of the Company's Common Stock, par value $.0.0001665 per share (the "Common Stock").

       This Warrant is exercisable at the Exercise Price (as hereinafter defined) per share of Common Stock issuable hereunder, payable in cash or by certified or official bank check, or at Holder's option by means of tendering this Warrant Certificate to the Company in a cashless transaction to receive the number of shares of Common Stock equal in Market Value, as hereinafter defined, to the difference between the Market Value of the Shares of Common Stock issuable upon exercise of this Warrant and the total Exercise Price thereof. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, at the Company's principal executive offices presently located at Suite 200, 666 Eleventh Street, NW, Washington, DC 20001, the registered Holder of this Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

       1. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable at the option of the holder hereof, in whole or in part (but not as to fractional shares of Common Stock), during the period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

       2. Issuance of Stock Certificate. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof including, without limitation, any tax that may be payable in respect thereof, and such certificates shall (subject to the provisions of Section 3 hereof) be issued in the name of, or in such names as may be directed by, the holder hereof; provided, however, that the Company shall not be required to pay any income tax to which the holder hereof may be subject in connection with the issuance of this Warrant or of shares of Common Stock upon the exercise of this Warrant; and provided further, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

       3.     Restrictions on Transfer.

       3.1 Restrictions on Transfer. The holder of this Warrant, by acceptance hereof, agrees that, absent an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the disposition of the Warrant or Common Stock issued or issuable upon exercise hereof (the "Warrant Shares"), such holder will not sell or transfer any or all of such Warrant or Warrant Shares, as the case may be, without first providing the Company with an opinion of counsel (which may be counsel for the


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Company) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act. Such holder consents to the Company making a notation on its records giving instructions to any transfer agent of the Warrant or Warrant Shares in order to implement such restrictions on transferability.

       3.2 Transfer Restrictions Legend. Each certificate representing Warrant Shares, unless at the time of exercise such Warrant Shares are registered under the Act, shall bear a legend in substantially the following form on the face thereof:

       THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR RESOLD WITHOUT REGISTRATION UNDER THE ACT, UNLESS IN THE OPINION OF COUNSEL TO THE ISSUER AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

       Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a distribution under a registration statement covering the securities represented thereby) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such holder without violation of the registration requirements of the Act.

       3.3 Incidental Registration Rights. Whenever the Company proposes to file a registration statement with the Securities and Exchange Commission (other than on Forms S-8 or S-4) at any time and from time to time, it will, prior to such filing, give written notice to Holder of its intention to do so and, upon the written request of Holder given within 15 days after the Company provides such notice (which request shall state the intended disposition of such warrant shares), the Company shall use its best efforts to cause all Warrant Shares which the Company has been requested by such Holder to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with their intended methods of distribution specified in the request of such Holder; provided the Company shall have the right to postpone any registration effected pursuant to this Section without obligation to any Holder. If, in the opinion of the managing underwriter, the registration of all or part of the Warrant Shares which the Holder has requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Warrant Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect.

       4.     Exercise Price and Redemption.

       4.1 Initial and Adjusted Exercise Price. The initial exercise price shall be $3.50 per share of Common Stock. The adjusted exercise price shall be the price that shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 6 hereof.

       4.2 Exercise Price The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price depending upon the context.

       4.3 Market Value. The term "Market Value" herein shall be an amount equal to the average closing "bid" price of a share of the Company's publicly traded Common Stock for the five (5) trading days preceding the Company's receipt of the Notice of Exercise form duly executed multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant Certificate.


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         5.     Adjustments of Exercise Price and Number of Shares.

       5.1 Computation of Adjusted Exercise Price. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuance or sales referred to in Section 5.5 hereof, the issuance or sale of any shares of Common Stock resulting from the exercise or conversion of any of the Company's securities outstanding as of the date hereof or any other securities sold on the date hereof), including shares held in the Company's treasury, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale the Exercise Price shall (until another such issuance or sale) be reduced to a price (calculated to the nearest full cent) determined by dividing (A) an amount equal to the sum of (X) the total number of shares of Common Stock outstanding (including shares deemed to be outstanding pursuant to subparagraph
(e) below) immediately prior to such issuance or sale, multiplied by the Exercise Price in effect immediately prior to such issuance or sale, plus (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding (including shares deemed to be outstanding pursuant to subparagraph (e) below) immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock provided for in Section 5.3 hereof.

       For the purposes of any adjustment to be made in accordance with this
Section 5.1, the following provisions shall be applicable:

       (a) In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price, if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (after deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, but before deducting any other expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the net amount of cash actually received by the Company for such securities, in any other case.

       (b) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company on the basis of a record of values of similar property or services.

       (c) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution.

       (d) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of


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Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (b) of this
Section 5.1.

       (e) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

       5.2 Subdivision and Combination of Common . In case the Company shall at any time subdivide (by any stock split, stock dividend or otherwise) or combine (by any reverse stock split or otherwise) the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

       5.3 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the aggregate number of shares of Common Stock issuable upon the exercise of this Warrant (and of all the Warrants) shall be obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant (and of all the Warrants) immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

       5.4 Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change from no par value to par value or vice versa or a change in par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company with or into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock except a change as a result of a subdivision or combination of such shares or a change in par value as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company substantially as an entirety, the holder of this Warrant shall thereafter (but only until the Expiration Date) have the right to purchase the kind and number of shares of stock and/or other securities or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance in respect of the number of shares issuable under this Warrant immediately prior to the time of determination of stockholders of the Company entitled to receive such shares of stock and/or other securities or property, at a purchase price equal to the product of (x) the number of shares issuable under this Warrant immediately prior to such determination, times (y) the Exercise Price in effect immediately prior to such determination, as if such holder had exercised this Warrant immediately prior to such determination. The Company shall be obligated to retain and set aside, or otherwise make fair provision for exercise of the right of the holder hereof to receive, the shares of stock and/or other securities or property provided for in this Section 5.4.

       5.5 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

       (a)    Upon the issuance or sale of this Warrant or of any Warrant
Shares;

       (b) Upon the issuance or sale of shares of Common Stock upon the exercise of options, rights or warrants, or upon the conversion or exchange of convertible or exchangeable securities, in any case (i)


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where the purchase price was adjusted at the time of issuance of such options, rights or warrants, or convertible or exchangeable securities, as contemplated by Section 5.2 hereof or (ii) where such options, rights, warrants or convertible or exchangeable securities were outstanding prior to the date hereof;

       (c) Upon the issuance or sale of shares of Common Stock resulting from the exercise or conversion of any of the Company's securities outstanding as of the date hereof or of any agreements or contract rights to purchase shares outstanding as of the date hereof; or

       (d) If the amount of said adjustment shall be less than one cent ($.0l) per share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that, together with any adjustment so carried forward, shall amount to at least one 1 cent ($.01) per share.

       6. Exchange and Replacement of Warrant. This Warrant is exchangeable without expense, upon the surrender hereof by the registered holder at the principal executive office of the Company, for a new Warrant or Warrants of like tenor and date representing in the aggregate the right to purchase the same number of shares as are purchasable hereunder in such denominations as shall be designated by the registered holder hereof at the time of such surrender.

       Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

       7. Elimination of Fractional Interests. The Company shall not be required upon the exercise of this Warrant to issue stock certificates representing fractions of shares of Common Stock, but shall instead pay in cash, in lieu of any fractional share of Common Stock to which such holder would be entitled if such fractional share were issuable, in an amount equal to the fair market value of a share of Common Stock as of the date of such exercise.

       8. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and nonassessable.

       9. Notices to Holders. Nothing contained in this warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter/ or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this warrant and prior to its exercise, any of the following events shall occur:

              (a) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution in cash or otherwise;

              (b) The Company shall offer to the holders of its Common Stock any additional shares of capital


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       stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any right to subscribe for or purchase the same;

              (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed to be voted upon by the stockholders of the Company; or

              (d) A merger or consolidation of the Company with or into any other company shall be proposed to be voted upon by the stockholders of the Company;

then, in any one or more of said events, the Company shall give written notice of such event to the holder of this warrant at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, additional shares, convertible or exchangeable securities or subscription or purchase rights, or entitled to vote on such proposed dissolution, liquidation, winding up, sale, merger or consolidation. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any shares of capital stock or convertible or exchangeable securities or subscription or purchase rights, or any proposed dissolution, liquidation, winding up, sale, merger or consolidation.

       10. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

              (a) If to the registered holder of this Warrant, to the address of such holder as shown on the books of the Company; or

              (b) If to the Company, to the address set forth on the first page of this Warrant;

or at such other address as the registered holder or the Company may hereafter have advised the other.

       11. Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

       12. Headings. The Section headings in this Warrant have been inserted for purposes of convenience only and shall have no substantive effect.

       13. Law Governing. This Warrant is delivered in the State of Delaware and shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware regardless of the jurisdiction of creation or domicile of the Company or its successors or of the holder at any time hereof.


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WITNESS the signature of the duly authorized officer of the Company.

                                        COMPLETE WELLNESS CENTERS, INC.

                                        By: [SIG]
                                           -------------------------------------
                                        Title: Vice Chairman
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                                SUBSCRIPTION FORM

                    (To Be Executed By The Registered Holder

                        In Order To Exercise The Warrant)

       The undersigned hereby irrevocably elects to exercise the right to purchase ___________shares of Common Stock of COMPLETE WELLNESS CENTERS, INC. covered by this Warrant according to the conditions hereof and herewith makes payment of the Exercise Price of such shares in full.



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                                                        Signature


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                                                  ---------------------
                                                         Address


Dated:__________.


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